Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-114921) of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, which appears in NII Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
July 15, 2004